Exhibit 32.1

CERTIFICATION

S. James Miller, Chief Executive Officer of ImageWare Systems, Inc. (the “Company”), and Wayne Wetherell, Chief Financial Officer of the Company, each hereby certifies pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350) that, to the best of his knowledge:

1. The Annual Report on Form 10-K of the Company for the year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. The information contained in the Annual Report on Form 10-K of the Company for the year ended December 31, 2006 fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and the results of operations of the Company for the period covered by the Annual Report.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 17th day of April, 2007.

/s/ S. James Miller
S. James Miller
Chief Executive Officer

/s/ Wayne Wetherell
Wayne Wetherell
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to ImageWare Systems, Inc. and will be retained by ImageWare Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.